                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                         Date of Report: January 31, 2001



                                   EMTEC, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware               2-54020                87-0273300
(State or other jurisdiction  (Commission File No.)     (IRS Employer
      of incorporation)                               Identification No.)


                               817 East Gate Drive
                         Mount Laurel, New Jersey 08054
                    (Address of principal executive offices)


                  Registrant's telephone number: (856) 235-2121

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   (a)  Financial Statements of Businesses Acquired:

        The financial statements required by Item 7(a) comprise pps. F-1 - F-21 of this Report.

   (b)  Pro forma Financial Information

        The pro forma financial information required by Item 7(b) comprise pps. F-26 - F-31 of this Report.

   (c)  Exhibits:


EXHIBIT NO.                                DESCRIPTION

2.1                                        Agreement and Plan of Merger and
                                           Reorganization dated as of
                                           December 14, 2000 between
                                           American Geological Enterprises,
                                           Inc. and Emtec, Inc.*




-------------
* Heretofore filed.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                Page
                                                                                ----

Independent Auditors' Report                                                    F-1

Balance Sheets at March 31, 2000 and 1999                                       F-2

Statements of Operations for the Fiscal Years
         ended March 31, 2000, 1999 and 1998                                    F-4

Statements of Shareholders' Equity for the Fiscal Years
         ended March 31, 2000, 1999 and 1998                                    F-5

Statements of Cash Flows for the Fiscal Years
         ended March 31, 2000, 1999 and 1998                                    F-6

Notes to Financial Statements                                                   F-7

Balance Sheets at December 31, 2000 and 1999 (unaudited)                        F-17

Statements of Operations for the Nine Months
         ended December 31, 2000 and 1999 (unaudited)                           F-19

Statements of Cash Flows for the Nine Months
         ended December 31, 2000 and 1999 (unaudited)                           F-20

Notes to Financial Statements (unaudited)                                       F-21

Introduction to Pro Forma Statements (unaudited)                                F-26

Pro Forma Balance Sheet - December 31, 2000 (unaudited)                         F-27

Pro Forma Statement of Operations -
         March 31, 2000 and December 31, 1999 (unaudited)                       F-28

Pro Forma Statement of Operations -
         December 31, 2000 and September 30, 2000 (unaudited)                   F-29

Notes to Pro Forma Financial Statements (unaudited)                             F-30

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
Emtec, Inc.
817 Eastgate Drive
Mount Laurel, NJ 08054


        We have audited the accompanying balance sheets of Emtec, Inc. as of March 31, 2000 and 1999 and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emtec, Inc. at March 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2000 in conformity with generally accepted accounting principles.




                                      /s/ BARATZ & ASSOCIATES, P.A.


June 22, 2000
January 17, 2001 (Subsequent Event)

                                   EMTEC, INC.
                                 BALANCE SHEETS
                             MARCH 31, 2000 AND 1999


                                                    2000           1999
                                                    ----           ----
    Assets

Current Assets

Cash and cash equivalents                     $    686,413  $    832,606
Marketable securities                                7,086          -
Receivables:
  Trade, less allowance
   for doubtful accounts
   of $368,058 in 2000
   and $209,397 in 1999                         16,313,411    21,067,992
  Others                                         1,710,003     3,178,703
Inventories                                      1,091,463       954,317
Prepaid expenses                                   459,690       132,483
                                                ----------    ----------

    Total Current Assets                        20,268,066    26,166,101
                                                ----------    ----------


Property and Equipment

Equipment                                        2,108,549     1,575,520
Furniture and fixtures                             221,536       163,663
Leasehold improvements                             107,917        77,788
Vehicles                                            54,714        59,742
                                                ----------    ----------
                                                 2,492,716     1,876,713
Less accumulated depreciation                    1,551,092     1,348,488
                                                ----------    ----------

    Net Property and Equipment                     941,624       528,225
                                                ----------    ----------


Other Assets                                       191,482       216,399
                                                ----------    ----------


    Total Assets                              $ 21,401,172 $  26,910,725
                                                ==========    ==========


                 The accompanying notes are an integral part of
                           these financial statements.

                                   EMTEC, INC.
                                 BALANCE SHEETS
                             MARCH 31, 2000 AND 1999


                                                     2000          1999
                                                     ----          ----
    Liabilities and Shareholders' Equity

Current Liabilities

Line of credit                                 $  8,310,741 $  5,754,814
Due to related parties                               19,000       19,000
Accounts payable                                  8,182,484   15,336,735
Income taxes payable                                  -           10,555
Customer deposits                                   358,000      634,000
Accrued liabilities                               1,145,599    1,904,750
Deferred revenue                                  1,142,551      643,853
                                                 ----------   ----------

    Total Current Liabilities                    19,158,375   24,303,707
                                                 ----------   ----------

Shareholders' Equity

Common stock, no par value;
  25,000,000 shares authorized;
  5,704,683 shares issued at
  March 31, 2000 and 1999                         1,431,171    1,431,171
Accumulated other comprehensive income                1,776        -
Retained Earnings                                   872,850    1,175,847
                                                 ----------   ----------

                                                  2,305,797    2,607,018

Less cost of treasury stock (240,000 shares)         63,000        -
                                                 ----------   ----------

    Total Shareholders' Equity                    2,242,797    2,607,018
                                                 ----------   ----------


    Total Liabilities and
      Shareholders' Equity                     $ 21,401,172 $ 26,910,725
                                                 ==========   ==========


                 The accompanying notes are an integral part of
                           these financial statements.

                                   EMTEC, INC.
                            STATEMENTS OF OPERATIONS
                    YEARS ENDED MARCH 31, 2000, 1999 AND 1998



                                          2000           1999           1998
                                          ----           ----           ----
Revenues
   Procurement services               $ 87,235,968   $ 81,832,879  $  66,841,655
   Service and consulting               13,516,522      9,850,167     10,431,828
                                       -----------    -----------     ----------

      Total Revenues                   100,752,490     91,683,046     77,273,483
                                       -----------    -----------     ----------

Cost of Revenues
   Procurement services                 77,921,447     71,698,058     58,032,630
   Service and consulting               10,188,181      7,665,474      8,458,852
                                       -----------    -----------    -----------

      Total Cost of Revenues            88,109,628     79,363,532     66,491,482
                                       -----------    -----------    -----------

Gross Profit
   Procurement services                  9,314,521     10,134,821      8,809,025
   Service and consulting                3,328,341      2,184,693      1,972,976
                                       -----------    -----------    -----------

       Total Gross Profit               12,642,862     12,319,514     10,782,001
                                       -----------    -----------    -----------

Operating Expenses
   Selling, general and
    administrative expenses             10,890,841     10,370,696      9,645,916
   Termination costs                        74,480        127,412         -
   Interest expense                        679,286        713,853        681,853
   Startup costs, E-Business               355,933         -              -
                                        ----------    -----------    -----------
       Total Operating Expenses         12,000,540     11,211,961     10,327,769
                                       -----------    -----------    -----------

Income from Continuing Operations
   before income taxes                     642,322      1,107,553        454,232

Income Taxes                               326,318        136,085          -
                                       -----------    -----------    -----------

Income from Continuing Operations,
   net of income taxes                     316,004        971,468        454,232

Loss from Discontinued Operations,
   net of income taxes                  (  618,030)    (  171,528)    (  434,472)
Loss from sale of Discontinued
   Operations, net of income taxes      (      971)         -              -
                                        -----------    -----------   -----------

Net Income (Loss)                     $ (  302,997)  $    799,940   $     19,760
                                        ===========    ===========    ==========

Income per share from Continuing
   Operations {basic and diluted}        $  0.056      $  0.170       $  0.080

Net Income (Loss) per share
   {basic and diluted}                   $( 0.054)     $  0.140       $  0.003

Weighted Average Number of Shares
  Outstanding {basic and diluted}        5,642,875      5,704,683      5,704,683


                 The accompanying notes are an integral part of
                           these financial statements.

                                   EMTEC, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                    YEARS ENDED MARCH 31, 2000, 1999 AND 1998




                                                              Accumulated
                               Common Stock        Retained   Comprehensive   Treasury  Comprehensive    Total
                            Shares      Amount     Earnings   Income          Stock     Income           Equity
                            ------      ------     --------   --------------  --------  -------------  -----------

Balance, April 1, 1997    5,704,683  $ 1,431,171  $  356,147     $            $            $           $ 1,787,318

Net Income for the year                               19,760                                                19,760
                         ----------   ----------   ---------                                           -----------

Balance, March 31, 1998   5,704,683  $ 1,431,171  $  375,907                                             1,807,078

Net Income for the year                              799,940                                               799,940
                         ----------   ----------   ---------                                           -----------

Balance, March 31, 1999   5,704,683    1,431,171   1,175,847                                             2,607,018


Net Loss for the year                             (  302,997)                                           (  302,997)

Unrealized Gain on
  Marketable Securities                                            1,776                   $ 1,776           1,776
                                                                                             =====

Acquisition of
  Treasury Stock        (   240,000)                                           (63,000)                 (   63,000)
                         -----------   ---------   ---------     -------      --------                 -----------

Balance, March 31, 2000   5,464,683  $ 1,431,171 $   872,850     $ 1,776      $(63,000)                $ 2,242,797
                         ==========    =========   =========     =======      ========                 ===========


                 The accompanying notes are an integral part of
                           these financial statements.

                                   EMTEC, INC.
                            STATEMENTS OF CASH FLOWS
                    YEARS ENDED MARCH 31, 2000, 1999 AND 1998




                                                   2000         1999        1998
                                                   ----         ----        ----
Cash Flows From Operating Activities

Net (loss) income for the year               $(  302,997) $    799,940  $    19,760

Adjustments to Reconcile Net (Loss)
  Income To Net Cash Provided By
  Operating Activities
Depreciation and amortization                    387,061       382,425      369,704
Loss on sale of discontinued operations              971          -            -

Changes In Operating Assets and
  Liabilities
Increase in marketable securities             (    7,086)         -            -
Decrease (increase) in receivables             6,223,281   (11,428,201)     375,586
(Increase) decrease in inventories            (  137,146)      230,557      273,840
(Increase) decrease in prepaid expenses       (  327,207)       78,585   (  120,136)
Decrease in other assets                           5,832         8,452         -
(Decrease) increase in accounts payable       (7,154,251)    9,204,112      226,478
(Decrease) increase in income taxes payable   (   10,555)       10,555         -
(Decrease) increase in customer deposits      (  276,000)      331,000         -
(Decrease) increase in accrued liabilities    (  759,151)      409,777      244,753
Increase in deferred revenue                     498,698       324,342       81,031
                                            ------------  ------------  -----------

Net Cash (Used In) Provided By
  Operating Activities                        (1,858,550)      351,544    1,471,016
                                            ------------  ------------  -----------

Cash Flows Used In Investing Activities
Purchase of equipment                         (  824,280)  (   197,079)  (  372,193)
Proceeds from sale of equipment                   43,710          -            -
                                            ------------  ------------- -----------

Net Cash Used In Investing Activities         (  780,570)  (   197,079)  (  372,193)
                                            ------------  ------------  -----------

Cash Flows From Financing Activities
Net increase (decrease) in line of credit      2,555,927       207,832   (  724,050)
Repayments to related parties                      -       (   148,654)  (  198,206)
Debt reduction                                     -       (    19,482)  (   37,566)
Purchased treasury stock                      (   63,000)         -            -
                                            ------------  ------------- -----------

Net Cash Provided By (Used In)
  Financing Activities                         2,492,927        39,696   (  959,822)
                                            ------------  ------------  -----------

Net (Decrease) Increase in
Cash and Cash Equivalents                     (  146,193)      194,161      139,001


Beginning Cash and Cash Equivalents              832,606       638,445      499,444
                                            ------------  ------------  -----------


Ending Cash and Cash Equivalents            $    686,413  $    832,606  $   638,445
                                            ============  ============  ===========


                 The accompanying notes are an integral part of
                           these financial statements.

                                   EMTEC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED MARCH 31, 2000, 1999 AND 1998







1.  Organization and Summary of Significant Accounting Policies

    Organization

    Emtec, Inc. (the Company) is an e-business solutions provider that implements the complex, highly integrated systems required for effective e-business solutions. Emtec's solutions enable its customers to exchange information with their partners and customers in a purely digital format, making them more efficient and effective, thereby giving them a competitive advantage. The company offers the following services to its customers:

                    e-business strategy consulting
                    web self service solutions
                    business relationship management
                    marketplace  connectivity
                    e-infrastructure design and integration
                    configuration management
                    enterprise data management
                    resource optimization solutions
                    lifecycle management of IT infrastructure

    Emtec's customers are primarily Fortune 2000 and other large and mid-sized companies located principally in the Mid-Atlantic and Southeastern United States. The Company, a NJ corporation formed at April 1, 1995, resulted from mergers in 1995 and 1996 of three information technology companies that were originally founded between 1980 and 1983.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

    Revenue Recognition

    The sale of computer hardware and prepackaged software (procurement services) is recognized when products are shipped to or installed at customer locations, which is also when title passes to customers. Service and consulting revenues represent services provided to customers for information systems design, configuration, installation and support and are recognized as services are rendered over the service or contract period.

    Trade Receivables

    The Company provides an allowance for losses on trade receivables based on a review of the current status of existing receivables and management's evaluation of periodic aging of the accounts.

    Other Receivables

    Other receivables represent rebates, price protection receivables and amounts due from vendors for purchase returns made in the ordinary course of business.

    Concentration of Credit Risk

    The Company provides its services to a wide variety of commercial, governmental and institutional customers. Financial instruments which potentially subject the Company to concentrations of credit risk are cash (and cash equivalents) and trade receivables. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, does not require collateral from its customers. The Company has not experienced significant credit losses. The Company maintains deposit accounts with high quality financial institutions; at times, such deposits may exceed FDIC insurance limits.

    Inventories

    Inventories are stated at the lower of cost (first-in, first-out) or market. Cost is based on standard costs generated principally by the most recent purchase prices. The Company provides an inventory reserve for obsolescence and deterioration based on a review of products and sales.

    Property and Equipment

    Property and equipment are stated at cost. Depreciation and amortization for financial accounting purposes is computed using the straight line method over the estimated lives of the respective assets. Estimated lives are as follows:

                Computer equipment               3 years
                Office equipment                 5 years
                Furniture and fixtures           5 years
                Leasehold improvements           5 years
                Vehicles                         2 years

    For income tax purposes, accelerated methods of depreciation are used. Maintenance and repairs are charged to expense in the year incurred. When properties are retired or otherwise disposed of the related cost and accumulated depreciation are removed from the respective accounts and any profit or loss on disposition is credited or charged to income.

    Income Taxes

    The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than the enactment of changes in tax laws or rates. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

    Valuation of Long Lived Assets

    The Company evaluates its long lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. If such evaluations indicate that the future undiscounted cash flows of certain long lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.

    Advertising Costs

    The Company charges advertising costs to expense as incurred. Advertising expense for the years ended March 31, 2000, 1999 and 1998 was $426,605, $324,070 and $ 139,671 respectively.

    Stock-Based Compensation

    Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS No. 123) encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has adopted Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25). APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123.

    Net Income (Loss) per Share

    The net income (loss) per share and the income per share from continuing operations computations have been made in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share" (SFAS No. 128). These per share computations use the weighted average number of shares outstanding during the period. SFAS No. 128 requires a separate presentation of diluted income per share from continuing operations and diluted net income per share for the potential dilutive effect of securities such as stock options. The Company maintains a stock option plan as outlined in Note
    8. However, based upon the pricing of the options in excess of the underlying value of the Company stock during the three years in the period ended March 31, 2000, the stock options are antidilutive. Therefore, there is no separate presentation of diluted net income per share.

2.  Inventories

    The components of inventories at March 31, 2000 and 1999 were as follows:

                                           2000         1999
                                           ----         ----
       Hardware, software and
         accessories                  $ 1,089,635  $   921,753
       Service parts                      177,315      180,154
                                        ---------    ---------
                                        1,266,950    1,101,907
       Less inventory reserve             175,487      147,590
                                        ---------    ---------

                                      $ 1,091,463  $   954,317
                                        =========    =========

    Appropriate consideration has been given to deterioration, obsolescence and other factors in evaluating net realizable value.

 3. Financing Arrangements

    The Company has available a $15,000,000 revolving line of credit under a business financing agreement whereas the Company may borrow on 85% of its eligible trade receivables and 95% on its eligible inventory value. Eligible inventory value is defined as 100% of the total aggregate wholesale inventory price financed by the creditor that is unsold and in the Company's possession and control at each inventory report date. At March 31, 2000, the Company had approximately $6,600,000 available under the terms of the agreement. Interest on the borrowings is charged monthly at 0.50% over the existing prime rate. Substantially all Company assets collateralize amounts borrowed. The lending agreement contains financial covenants that require the Company to maintain a minimum current ratio, a minimum total liabilities to net worth ratio and minimum results of operations. The credit line may be renewed for another year or terminated at the option of either the Company or the lender at September 23, 2001.

4.  Income Taxes

    Deferred income taxes reflect the net tax effects of (a) temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) net operating loss carryforwards (when available).

    Income taxes (benefit) consisted of the following for the years ended March 31:

                                            2000         1999         1998
                                            ----         ----         ----
             Continuing Operations

                  Current taxes
                    Federal             $ 298,722    $ 101,801     $   -
                    State                  27,596       30,265
                                          -------      -------
                                          326,318      132,066
                  Deferred taxes
                    Federal                              4,019
                                          -------      -------
                                          326,318      136,085
                                          -------      -------
             Discontinued Operations

                  Current benefit
                    Federal              (347,053)    ( 17,362)
                    State                ( 43,576)        -
                                          -------      ----
                                         (390,629)    ( 17,362)        -
                                          -------      -------      ----

             Net Income Tax (Benefit)   $( 64,311)   $ 118,723     $   -
                                          =======      =======      ====

    Significant items comprising the Company's deferred tax assets and liabilities at March 31, were as follows:

                                          2000       1999       1998
                                          ----       ----       ----
      Deferred Tax Assets

      Temporary Differences:
      Trade receivables               $ 144,573  $  82,251  $  99,120
      Inventories                        99,277     77,103    119,467
      Property and equipment                        29,422
      Accrued liabilities                 1,195     11,062     55,043
      Others                             25,875     14,692     11,396
      Net Operating loss carryforwards                        189,000
                                        -------    -------    -------

                                        270,920    214,530    474,026

      Deferred Tax Liability

      Temporary Differences:
      Property and equipment           ( 58,281)             (  4,706)
                                        -------    -------    -------

      Deferred Tax Assets               212,639    214,530    469,320
       before valuation allowance

      Valuation Allowance              (212,639)  (214,530)  (469,320)
                                        -------    -------    -------

      Net Deferred Tax Balance        $    -     $    -     $    -
                                        =======    =======    =======

    At March 31, 2000, 1999 and 1998 the Company recorded a valuation allowance against its deferred tax assets, reducing those assets to amounts which are more likely than not to be realized. Federal net operating loss carrybacks approximated $115,000 at March 31, 2000. State net operating loss carryforwards approximated $97,000 at the 2000 fiscal year end. The state net operating loss carryforwards expire in 2007.

5.  Related Party Transactions

    At March 31, 2000 and 1999 the Company owed $19,000 to a Company officer's relative. Except for quarterly interest payments there was no other loan activity during the fiscal 2000 and 1999 years. Interest paid on this loan during each of the three years in the period ended March 31, 2000 was $2,280 in fiscal 2000, $5,249 in fiscal 1999 and $2,280 in fiscal 1998.

6.  Major Customers

    Two customers accounted for approximately 33% and 23% of the Company's net sales in fiscal 2000 and 1999 respectively. One of these customers accounted for 11.2% of the Company's net sales in fiscal 1998. While the Company believes its relationship with these customers will continue, there can be no assurance that sales to these customers will continue at all or at the same level.



                                      F-11





7.  401(k) Plan

    The Company sponsors a 401(k) plan for all employees with at least 6 months of service and who are at least 20 years of age. Eligible employees may contribute 2% to 15% of their annual compensation to the plan. The Company matches 25% of the first 6% of employee plan contributions and may contribute additional amounts at the Company's discretion. Participants are vested 20% for each year of service and are fully vested after 6 years.
    Company contributions to the plan amounted to $103,087, $86,382 and $ 83,505 in fiscal years 2000, 1999 and 1998 respectively.

8.  Stock Option Plan

    On September 6, 1996, the shareholders approved a Stock Option Plan (the
    "Plan"), (amended in 1999) which provides for the granting of stock options to directors and eligible employees. The Company has reserved 1,000,000 shares of its common stock for issuance under the Plan at prices not less than 100% of the fair value on the date of grant (110% in the case of shareholders owning more than 10% of the Company's common stock). Options vest at the rate of 25% per year commencing on the first anniversary of, and expire at the earliest of 5 years after the date of grant; three months from date of retirement or upon date of other termination of employment. The
    Company used the minimum value option pricing model as prescribed by SFAS
    No. 123 to determine the impact of applying the fair value method of SFAS
    No. 123. All stock options granted for the three years in the period ended
    March 31, 2000 were determined to have a fair value of zero. The exercise price of these options was set at $ 1 per share, an amount in excess of 150% of the fair value of the underlying stock. Therefore, no options granted during the three year period have been exercised as of March 31, 2000. A pro forma presentation of compensation cost and earnings per share is not required due to the zero fair value determination. At September 23, 1996, options to purchase 372,895 shares were issued primarily to the founders of the Company at an exercise price of $ .48 per share. At March 31, 2000, 166,227 of these founder options were outstanding. Option activity is summarized in the following table.


          Options outstanding - April 1, 1997                   372,895

          For the year ended March 31, 1998:

          Options granted                                       460,640
          Options exercised                                           0
          Options forfeited or expired                         ( 22,375)
                                                               --------

          Options outstanding - March 31, 1998                  811,160

          For the year ended March 31, 1999:

          Options granted                                       191,900
          Options exercised                                           0
          Options forfeited or expired                         (432,186)
                                                               --------

          Options outstanding - March 31, 1999                  570,874

          For the year ended March 31, 2000:

          Options granted                                        29,250
          Options exercised                                           0
          Options forfeited or expired                         (176,042)
                                                               --------

          Options outstanding - March 31, 2000                  424,082
                                                               ========

9.  Termination Costs

    The Company paid termination costs of $74,480 (2000) and $48,561 (1999) to former Company executives. In 1999 the Company paid $78,851 to a former officer as final payment under an employment agreement.

10. Commitments and Contingencies

    Leases:

    The Company leases warehouse and office facilities, vehicles and certain office equipment under noncancellable operating leases.

    Future minimum lease payments under such leases are as follows:

            Fiscal Years
            ------------

               2001                 $   671,756
               2002                     381,274
               2003                     321,231
               2004                     299,841
               Thereafter                96,642
                                    -----------
               Total                $ 1,770,744
                                    ===========

    Aggregate rent expense for the years ended March 31, 2000, 1999 and 1998 approximated $792,000, $761,000 and $497,000 respectively.

    Litigation:

    In a previous year Emtec Inc. instituted litigation against two companies (defendants) that were in discussions with Emtec about a possible merger. The complaint in the action charged the two companies for breach of contract, interference with business relationships and misappropriation of trade secrets. The parties settled the litigation in June 2000. Under terms of the settlement, the Company received a $350,000 cash payment and 333,116 shares of the defendant's common stock with a market value of $176,885 at date of settlement.

    In 1999 Emtec, Inc. instituted litigation against a company (defendant) for breach of contract action in an amount approximating $50,000. The defendant has stated a counter claim in excess of $8 million for damages resulting from Emtec's alleged negligence, causing the defendant's computer system to become corrupted and unavailable. Damages will be contested by Emtec, as will liability. At December 31, 2000, the case is in the discovery phase.

11. Supplemental Cash Flow Information

    Cash paid for interest and income taxes were as follows:

                                   2000          1999         1998
                                   ----          ----         ----

            Interest            $ 731,723     $ 770,573    $ 746,615

            Income Taxes        $ 168,030     $ 104,149    $     883

12. Discontinued Operations

    During fiscal 2000, the Company completed the sale of assets of its two South Carolina locations (Greenville and Charleston) to a company formed by some of its prior employees. The Company incurred a loss of $971, net of an income tax benefit of $613 on the disposition of the assets. Financial information with respect to the discontinued operations is summarized as follows:


                                           2000         1999         1998
                                           ----         ----         ----

         Net revenues                 $ 7,606,953  $ 13,090,516  $ 8,218,964

         Cost of revenues               6,551,899    11,001,801    7,005,653
                                      -----------  ------------  -----------

         Gross profit                   1,055,054     2,088,715    1,213,311

         Operating expenses             2,063,100     2,277,605    1,647,783
                                      -----------  ------------  -----------

         Loss before income taxes      (1,008,046)   (  188,890)  (  434,472)

         Income tax benefit            (  390,016)   (   17,362)         -
                                      -----------  ------------  -----------

         Net Loss from
          Discontinued Operations     $(  618,030)  $(  171,528) $(  434,472)
                                      ===========  ============  ===========

13. Segment Information

    The Company has organized business segments based upon branch office locations in the Mid-Atlantic and Southeastern United States. These branch office locations offer similar business information systems services with the exception of the educational services unit at the Atlanta, GA office. The Company started a new e-business solutions segment in fiscal 2000 at the Atlanta, GA and Mt. Laurel, NJ locations.

    TheCompany has adopted Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information"(SFAS No. 131). Operating segments are defined by SFAS No. 131 as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Emtec's chief operating decision maker is the Chief Executive Officer of the Company. The Company's reportable operating segments include the individual branch offices as outlined below and the educational and e-business units. The educational unit services schools, kindergarten through 12th grade. The e-business unit is focused on marketing internet business solutions. The branch offices in Greenville and Charleston, South Carolina which discontinued operations in fiscal 2000 as described in Note 12 have been combined as one reportable segment. The accounting policies of the segments are the same as those described in Note 1. The Company had no intersegment revenues for the three years in the period ended March 31, 2000. The company allocates corporate overhead to segments based upon a combination of revenues earned and the number of employees attributable to each segment. The following is financial information relating to the operating segments:

       For years ended March 31:         2000           1999          1998
                                         ----           ----          ----
       External Sales
       Mt. Laurel, NJ               $  19,480,769  $  16,846,512  $ 15,963,403
       Cranford, NJ                    29,003,759     28,639,312    32,192,589
       Atlanta, GA                     29,521,736     19,252,643    12,507,915
       Greenville/Charleston, SC        7,606,953     13,090,516     8,218,964
       Norwalk, CT                      5,125,806         64,987         -
       Education-Atlanta               17,620,420     26,879,592    16,609,576
       e-Business                           -              -             -
                                    -------------  -------------  ------------
           Total External Sales     $ 108,359,443  $ 104,773,562  $ 85,492,447
                                    =============  =============  ============

       Interest Expense
       Mt. Laurel, NJ               $     109,029  $     109,598  $    117,632
       Cranford, NJ                       188,810        173,987       316,822
       Atlanta, GA                        156,318        103,148        78,195
       Greenville/Charleston, SC           55,548         63,612        63,867
       Norwalk, CT                         35,273          1,349          -
       Education-Atlanta                  177,104        320,642       141,065
       e-Business                            -              -             -
                                    -------------  -------------  ------------
       Allocated Interest Expense         722,082        772,336       717,581
       Unallocated Interest Expense        12,752          5,129        28,139
                                    -------------  -------------  ------------
           Total Interest Expense   $     734,834  $     777,465  $    745,720
                                    =============  =============  = ==========
       Depreciation and Amortization
       Mt. Laurel, NJ               $      92,585  $      69,960  $     91,813
       Cranford, NJ                        95,028        135,288       103,045
       Atlanta, GA                         77,927         63,072        54,783
       Greenville/Charleston, SC           33,303         47,604        34,299
       Norwalk, CT                          1,397          -              -
       Education-Atlanta                    1,223          6,000         7,215
       e-Business                            -             -              -
                                    -------------  -------------  ------------
       Allocated Depreciation
         and Amortization                 301,463        321,924       291,155
       Unallocated Depreciation
         and Amortization                  85,598         60,501        78,549
                                    -------------  -------------  ------------
           Total Depreciation
             and Amortization       $     387,061  $     382,425  $    369,704
                                    =============  =============  ============
       Operating Profit/(Loss)
       Mt. Laurel, NJ               $      70,729  $(    413,703) $(   533,764)
       Cranford, NJ                  (     61,993)       537,820       368,884
       Atlanta, GA                   (    374,670)  (    663,693)  (    55,513)
       Greenville/Charleston, SC     (  1,008,046)  (    188,890)  (   434,472)
       Norwalk, CT                   (    140,350)  (     95,275)         -
       Education-Atlanta                1,211,918      2,119,215       789,345
       e-Business                    (    355,933)         -              -
                                    -------------  -------------  ------------
       Not Segment Operating
         Profit (Loss)               (    658,345)     1,295,474       134,480
       Over (Under) Allocated
         Corporate Expenses               292,621   (    376,811)  (   114,720)
                                    -------------  -------------  ------------
           Total Operating Profit/
          (Loss) Before Income
             Taxes                  $(    365,724) $     918,663  $     19,760
       Loss From Sale of
         Greenville/Charleston       (      1,584)         -              -
       Total Income Tax Benefit
         (Expense)                         64,311        118,723          -
                                    -------------  -------------  ------------
            Net Income (Loss)       $(    302,997) $     799,940  $     19,760
                                    =============  =============  ============

14. Subsequent Event

    At January 17, 2001, the Company was acquired by American Geological Enterprises, Inc. ("AGE") through an exchange of stock at a ratio of .9753 shares of AGE stock for 1 share of Company stock whereas AGE issued stock to the shareholders of the Company in exchange for stock representing 100% of the outstanding shares of the Company. Pursuant to the acquisition agreement, AGE changed its name to Emtec, Inc. and a majority of the directors and officers of the former AGE resigned in favor of the directors and officers of the Company. Emtec, Inc. intends to seek a listing of its common stock on NASDAQ's Over-The-Counter Bulletin Board. Immediately after the transaction, the stock ownership of Emtec, Inc. {formerly AGE} was as follows:

                                                    Shares     Percent
                                                    ------     -------

         Original shareholders                    1,380,997      19.5
           (including public owners)

         Transaction brokers                        370,000       5.2

         Former shareholders of the Company       5,329,501      75.3
                                                  ---------     -----
         Total                                    7,080,498     100.0
                                                  =========     =====

    Because the former shareholders of the Company acquired control of Emtec, Inc.{formerly AGE}, the transaction is considered a "reverse acquisition" by the Company for accounting purposes. The Company is treated as the accounting acquirer of Emtec, Inc. {formerly AGE}, the legal acquirer. The business combination shall be accounted for as a purchase under Accounting Principles Board Opinion No. 16 "Business Combinations" (APB No. 16).

                                   EMTEC, INC.
                                BALANCE SHEETS              (UNAUDITED)
                           DECEMBER 31, 2000 AND 1999


                                                    2000           1999
                                                    ----           ----
    Assets

Current Assets
Cash and cash equivalents                     $     86,851  $    209,705
Marketable securities                               13,149         5,310
Receivables:
  Trade, less allowance
   for doubtful accounts                        14,663,228    20,493,121
  Others                                         1,543,879     1,667,185
Inventories                                      1,509,853     1,613,526
Prepaid expenses                                   315,499       567,070
                                              ------------  ------------
    Total Current Assets                        18,132,459    24,555,917
                                              ------------  ------------

Property and Equipment

Equipment                                        2,257,431     1,587,375
Furniture and fixtures                             230,722       230,637
Leasehold improvements                             107,917        86,320
Vehicles                                            66,745        65,103
                                              ------------  ------------
                                                 2,662,815     1,969,435
Less accumulated depreciation                    1,837,514     1,618,555
                                              ------------  ------------
    Net Property and Equipment                     825,301       350,880
                                              ------------  ------------
Other Assets                                       184,248       197,054
                                              ------------  ------------

    Total Assets                              $ 19,142,008  $ 25,103,851
                                              ============  ============


                 The accompanying notes are an integral part of
                           these financial statements.

                                   EMTEC, INC.
                                  BALANCE SHEETS                  (UNAUDITED)
                           DECEMBER 31, 2000 AND 1999


                                                     2000          1999
                                                     ----          ----

    Liabilities and Shareholders' Equity

Current Liabilities

Line of credit                                  $ 9,563,175  $ 7,779,402
Due to related parties                               19,000       19,000
Accounts payable                                  5,848,793   11,620,219
Income taxes payable                                  -           89,443
Accrued liabilities                               1,077,941    1,788,242
Deferred revenue                                  1,065,767    1,055,717
                                                -----------  -----------

    Total Current Liabilities                    17,574,676   22,352,023
                                                -----------  -----------

Shareholders' Equity

Common stock, no par value;
  25,000,000 shares authorized;
  5,704,683 shares issued at
  December 31, 2000 and 1999                      1,431,171    1,431,171
Accumulated other comprehensive income                1,776        -
Retained Earnings                                   197,385    1,383,657
                                                -----------  -----------
                                                  1,630,332    2,814,828

Less cost of treasury stock (240,000 shares)         63,000       63,000
                                                -----------  -----------
    Total Shareholders' Equity                    1,567,332    2,751,828
                                                -----------  -----------

    Total Liabilities and
      Shareholders' Equity                      $19,142,008  $25,103,851
                                                ===========  ===========


                 The accompanying notes are an integral part of
                           these financial statements.

                                   EMTEC, INC.
                             STATEMENTS OF OPERATIONS             (UNAUDITED)
                  NINE MONTHS ENDED DECEMBER 31, 2000 AND 1999

                                                                2000           1999
                                                                ----           ----
Revenues
   Procurement services                                    $ 60,104,527   $ 69,376,368
   Service and consulting                                    10,984,204      8,562,636
                                                           ------------   ------------
      Total Revenues                                         71,088,731     77,939,004
                                                           ------------   ------------
Cost of Revenues
   Procurement services                                      53,795,330     61,890,761
   Service and consulting                                     8,768,527      6,295,408
                                                           ------------   ------------
      Total Cost of Revenues                                 62,563,857     68,186,169
                                                           ------------   ------------
Gross Profit
   Procurement services                                       6,309,197      7,485,607
   Service and consulting                                     2,215,677      2,267,228
                                                           ------------   ------------
       Total Gross Profit                                     8,524,874      9,752,835
                                                           ------------   ------------
Operating Expenses
   Sales, general and
    administrative expenses                                   7,607,758      8,209,714
   Termination costs                                             90,000        113,474
   Interest expense                                             554,917        519,691
   Startup costs, E-Business                                    909,573          -
                                                           -------------- ------------
       Total Operating Expenses                               9,162,248      8,842,879
                                                           ------------   ------------
Income (Loss) from continuing operations                    (   637,374)       909,956
                                                           ------------   ------------
Other Income (Expense)
   Legal settlement income, net of costs                        175,110          -
   Loss from disposition of marketable securities           (   149,285)         -
                                                           ------------   ------------
       Total Other Income (Expense)                              25,825          -
                                                           ------------   ------------
Income (Loss) From Continuing Operations
  Before Income Taxes                                       (   611,549)       909,956
                                                           ------------   ------------
Income Taxes                                                      -            259,692
                                                           ------------   ------------
Income (Loss) from Continuing Operations,
   net of income taxes                                      (   611,549)       650,264

Loss from Discontinued Operations,
   net of income taxes                                      (    63,916)   (   442,455)
                                                           ------------   ------------

Net Income (Loss)                                          $(   675,465)   $   207,809
                                                           ============   ============

Income (loss) per share from Continuing
   Operations {basic and diluted}                            $( 0.112)      $ 0.114

Net Income (Loss) per share
   {basic and diluted}                                       $( 0.124)      $ 0.036

Weighted Average Number of Shares
  Outstanding {basic and diluted}                            5,464,683      5,701,192


                 The accompanying notes are an integral part of
                           these financial statements.

                                   EMTEC, INC.
                             STATEMENTS OF CASH FLOWS              (UNAUDITED)
                  NINE MONTHS ENDED DECEMBER 31, 2000 AND 1999



                                                                   2000         1999
                                                                   ----         ----
Cash Flows From Operating Activities

Net income (loss) for the nine months                        $(  675,465) $    207,809

Adjustments to Reconcile Net Income
  (Loss) To Net Cash Provided By
  Operating Activities
Depreciation and amortization                                    286,421       270,068
Marketable securities received as legal settlement income     (  158,084)        -
Loss from marketable securities                                  149,285         -

Changes In Operating Assets and
  Liabilities
Increase in marketable securities                                  -       (     5,310)
Decrease in receivables                                        1,816,307     2,086,389
Increase in inventories                                       (  418,390)  (   659,209)
Decrease (increase) in prepaid expenses                          144,191   (   434,587)
Decrease in other assets                                           7,234        19,345
Decrease in accounts payable                                  (2,330,954)  ( 3,716,515)
Increase in income taxes payable                                   -            78,888
Decrease in customer deposits                                 (  358,000)  (   634,000)
Decrease in accrued liabilities                               (   67,658)  (   116,508)
(Decrease) increase in deferred revenue                       (   76,784)      411,864
                                                             -----------  ------------
Net Cash Used In Operating Activities                         (1,681,897)  ( 2,491,766)
                                                             -----------  ------------
Cash Flows Used In Investing Activities
Purchase of equipment                                         (  170,099)  (    92,723)
                                                             -----------  ------------
Net Cash Used In Investing Activities                         (  170,099)  (    92,723)
                                                             -----------  ------------
Cash Flows From Financing Activities
Net increase in line of credit                                 1,252,434     2,024,588
Purchased treasury stock                                                   (    63,000)
                                                             -----------  ------------
Net Cash Provided By Financing Activities                      1,252,434     1,961,588
                                                             -----------  ------------
Net Decrease in Cash and Cash Equivalents                     (  599,562)  (   622,901)

Beginning Cash and Cash Equivalents                              686,413       832,606
                                                             -----------  ------------

Ending Cash and Cash Equivalents                             $    86,851  $    209,705
                                                            ============  ============

                    The accompanying notes are an integral
                      part of these financial statements.

                                EMTEC, INC.
                      NOTES TO FINANCIAL STATEMENTS             (UNAUDITED)
                  NINE MONTHS ENDED DECEMBER 31, 2000 AND 1999




1.)   Basis of Presentation

      The financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended December 31, 2000 are not necessarily indicative of the results that may be expected for the year ended March 31, 2001. For further information, refer to the other financial statements and footnotes thereto included in this Form 8-K/A.


2.)   Reverse Acquisition

      At January 17, 2001, the Company was acquired by American Geological Enterprises, Inc. ("AGE") through an exchange of stock at a ratio of .9753 shares of AGE stock for 1 share of Company stock whereas AGE issued stock to the shareholders of the Company in exchange for stock representing 100% of the outstanding shares of the Company. Pursuant to the acquisition agreement, AGE changed its name to Emtec, Inc. and a majority of the directors and officers of the former AGE resigned in favor of the directors and officers of the Company. Emtec, Inc. intends to seek a listing of its common stock on NASDAQ's Over-The-Counter Bulletin Board. Immediately after the transaction, the stock ownership of Emtec, Inc. {formerly AGE} was as follows:

                                                   Shares       Percent
                                                   ------       -------
         Original shareholders                    1,380,997      19.5
           (including public owners)

         Transaction brokers                        370,000       5.2

         Former shareholders of the Company       5,329,501      75.3
                                                  ---------     -----
         Total                                    7,080,498     100.0
                                                  =========     =====


      Because the former shareholders of the Company acquired control of Emtec, Inc.{formerly AGE}, the transaction is considered a "reverse acquisition" by the Company for accounting purposes. The Company is treated as the accounting acquirer of Emtec, Inc. {formerly AGE}, the legal acquirer. The business combination shall be accounted for as a purchase under Accounting Principles Board Opinion No. 16 "Business Combinations" (APB No. 16).

3.)   Stock-Based Compensation

      Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS No. 123) encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has adopted Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25). APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123.

      All stock options granted for the nine months ended December 31, 2000 and 1999 were determined to have a fair value of zero. The exercise price of these options was set at $1 per share, an amount in excess of 150% of the fair value of the underlying stock. Therefore, no options granted during the nine month periods have been exercised as of December 31, 2000. A pro forma presentation of compensation cost and earnings per share is not required due to the zero fair value determination. At September 23, 1996, options to purchase 372,895 shares were issued primarily to the founders of the Company at an exercise price of $.48 per share. At December 31, 2000, 166,227 of these founder options were outstanding. Option activity is summarized in the following table.


          Options outstanding - April 1, 2000                    424,082

          For the nine months ended December 31, 2000:

          Options granted                                        218,407
          Options exercised                                            0
          Options forfeited or expired                          ( 49,500)
                                                                 -------
          Options outstanding - December 31, 2000                592,989
                                                                 =======


4.)   Net Income (Loss) per Share

      The net income (loss) per share and the income per share from continuing operations computations have been made in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share" (SFAS No.
      128). These per share computations use the weighted average number of shares outstanding during the period. SFAS No. 128 requires a separate presentation of diluted income per share from continuing operations and diluted net income per share for the potential dilutive effect of securities such as stock options. The Company maintains a stock option plan as discussed in Note 3. However, based upon the pricing of the options in excess of the underlying value of the Company stock during the nine months ended December 31, 2000 and 1999, the stock options are antidilutive. Therefore, there is no separate presentation of diluted net income per share.

5.)   Litigation

      In a previous year Emtec Inc. instituted litigation against two companies (defendants) that were in discussions with Emtec about a possible merger. The complaint in the action charged the two companies for breach of contract, interference with business relationships and misappropriation of trade secrets. The parties settled the litigation in June 2000. Under terms of the settlement, the Company received a $350,000 cash payment and 333,116 shares of the defendant's common stock with a market value of $176,885 at date of settlement. Legal and other costs of litigation reduced net settlement income to $175,110. The Company has recorded a loss of $149,285 related to a permanent decline in the value of the securities received in this settlement during the nine months ended December 31, 2000.

      In 1999 Emtec, Inc. instituted litigation against a company (defendant) for breach of contract action in an amount approximating $50,000. The defendant has stated a counter claim in excess of $8 million for damages resulting from Emtec's alleged negligence, causing the defendant's computer system to become corrupted and unavailable. Damages will be contested by Emtec, as will liability. At December 31, 2000, the case is in the discovery phase.

6.)   Financing Agreements

      The Company has available a $15,000,000 revolving line of credit under a business financing agreement whereas the Company may borrow on 85% of its eligible trade receivables and 95% on its eligible inventory value. Eligible inventory value is defined as 100% of the total aggregate wholesale inventory price financed by the creditor that is unsold and in the Company's possession and control at each inventory report date. At December 31, 2000, the Company had approximately $3,300,000 available under the terms of the agreement. Interest on the borrowings is charged monthly at 0.50% over the existing prime rate. Substantially all Company assets collateralize amounts borrowed. The lending agreement contains financial covenants that require the Company to maintain a minimum current ratio, a minimum total liabilities to net worth ratio and minimum results of operations. The credit line may be renewed for another year or terminated at the option of either the Company or the lender at September 23, 2001. Currently, the company is in negotiations with its lender to revise financial covenants and obtain a waiver for the fiscal 2001 net profit covenant.

7.)   Income Taxes

      Income taxes (benefit) consisted of the following for the nine months ended December 31, 2000 and 1999:


                                            2000         1999
                                            ----         ----
             Continuing Operations
                  Current taxes
                    Federal             $    -      $  236,084
                    State                    -          23,608
                                        ---------      -------
                                             -         259,692
                  Deferred taxes
                    Federal                  -            -
                                        ---------      -------
                                             -         259,692
             Discontinued Operations
                  Current benefit
                    Federal                  -        (244,619)
                    State                    -        ( 34,601)
                                        ---------   ----------
                                        $    -      $ (279,220)
                                        ---------   ----------

             Net Income Tax Benefit     $    -      $ ( 19,528)
                                        =========   ---=======



8.)   Discontinued Operations

      During fiscal 2000, the Company completed the sale of assets of its two South Carolina locations (Greenville and Charleston) to a company formed by some of its prior employees. The Company recorded an additional loss from discontinued operations of $63,916 for the nine months ended
      December 31, 2000. The loss from discontinued operations of $63K this year is mainly due to some lease payments, contracted advertising expenses and additional reserve for bad-debt allowance.

9.)   Segment Information

      The following is financial information relating to the operating segments:



       Nine months ended Dec. 31:             2000              1999
                                              ----              ----
       External Sales
       Mt. Laurel, NJ                    $  13,173,890     $  16,195,149
       Cranford, NJ                         30,594,796        20,233,200
       Atlanta, GA                          16,341,537        25,253,092
       Greenville/Charleston, SC                 -             6,508,171
       Norwalk, CT                           1,988,311         3,523,098
       Education-Atlanta                     8,981,447        12,734,465
       e-Business                                8,750             -
                                         -------------     -------------
            Total External Sales         $  71,088,731     $  84,447,175
                                         =============     =============
       Interest Expense
       Mt. Laurel, NJ                    $     101,299     $      87,389
       Cranford, NJ                            228,215           131,946
       Atlanta, GA                             118,308           117,560
       Greenville/Charleston, SC                  -               46,884
       Norwalk, CT                              24,417            22,381
       Education-Atlanta                        59,288           147,306
       e-Business                                 -                 -
                                         -------------     -------------
       Allocated Interest Expense              531,527           553,466
       Unallocated Interest Expense             23,390            13,109
                                         -------------     -------------
           Total Interest Expense        $     554,917     $     566,575
                                         =============     =============
       Depreciation and Amortization
       Mt. Laurel, NJ                    $      51,000     $      48,980
       Cranford, NJ                             98,314            93,896
       Atlanta, GA                              45,848            43,826
       Greenville/Charleston, SC                  -               35,603
       Norwalk, CT                               8,000              -
       Education-Atlanta                         4,400             4,500
       e-Business                                 -                 -
                                         -------------     -------------
       Allocated Depreciation
         and Amortization                      207,562           226,805
       Unallocated Depreciation
         and Amortization                       78,859            43,263
                                         -------------     -------------
           Total Depreciation
             and Amortization            $     286,421     $     270,068
           ------------------            =============     =============

       Operating Profit/(Loss)
       Mt. Laurel, NJ                    $(    425,082)     $    259,448
       Cranford, NJ                            513,929       (    76,549)
       Atlanta, GA                        (    164,498)      (   108,005)
       Greenville/Charleston, SC          (     63,916)      (   721,675)
       Norwalk, CT                        (    298,929)      (   144,701)
       Education-Atlanta                       646,531           905,491
       e-Business                         (    909,308)            -
                                         -------------     ------------
       Not Segment Operating
         Profit (Loss)                    (    701,273)          114,009
       Over (Under) Allocated
       Corporate Expenses                 (         17)           74,272
                                         -------------     -------------

       Net Income (Loss) from Operations  (    701,290)          188,281
       Other Income                             25,825              -
       Income Tax Benefit                 (       -   )      (    19,528)
                                         -------------     -------------

       Net Income (Loss)                  (    675,465)          207,809
                                         =============     =============

                                   EMTEC, INC.
                (Formerly AMERICAN GEOLOGICAL ENTERPRISES, INC.)
                          PRO FORMA FINANCIAL STATEMENTS             (UNAUDITED)



The Company's pro forma financial statements give effect to the January 17, 2001 acquisition by Emtec, Inc. {Delaware Corp - formerly American Geological Enterprises, Inc. ("AGE")} of Emtec, Inc. {New Jersey Corp} as set forth in Note
(1), as if such transaction had occurred at December 31, 2000 for pro forma balance sheet purposes and as if such transaction had occurred at the beginning of the periods presented for the purposes of the pro forma statements of operations. Because the former shareholders of Emtec, Inc. {NJ Corp} end up with control of Emtec, Inc. {formerly AGE}, the transaction is considered a "reverse acquisition" purchase by Emtec, Inc. {NJ Corp} of Emtec, Inc. {formerly AGE}. Emtec, Inc. {NJ Corp} has a March 31 fiscal year, whereas Emtec, Inc. {formerly AGE} had a December 31 fiscal year. Therefore, the pro forma statements of operations combine the years ended March 31, 2000 and December 31, 1999 and the nine months ended December 31, 2000 and September 30, 2000.

The historical financial statements of Emtec, Inc. {NJ Corp} are the historical financial statements of the combined Company. The pro forma financial statements and accompanying Notes 1 and 2 should be read in conjunction with a reading of the financial statements of Emtec, Inc. {NJ Corp.} and Emtec, Inc. {formerly AGE}. All pro forma adjustment note references pertain to Note 2.

                                   EMTEC, INC.
                {Formerly AMERICAN GEOLOGICAL ENTERPRISES, INC.}
                               PRO FORMA BALANCE SHEET               (UNAUDITED)
                                  DECEMBER 31, 2000



                                               Historical

                                      Emtec, Inc.   Emtec, Inc.
                                      (New Jersey   (Delaware Corp)    Pro Forma          Pro Forma
                                      Corp)         (Formerly AGE)     Adjustments        Totals
                                      -----------   --------------     -----------        ------

    Assets
Current Assets

Cash and cash equivalents            $     86,851     $ 1,017,205      $     -          $  1,104,056
Marketable securities                      13,149         222,308            -               235,457
Receivables:
  Trade, less allowance
   for doubtful accounts               14,663,228          19,625            -            14,682,853
  Others                                1,543,879           1,276            -             1,545,155
Inventories                             1,509,853           -                -             1,509,853
Prepaid expenses                          315,499              73            -               315,572
                                     ------------     -----------      -----------      ------------
    Total Current Assets               18,132,459       1,260,487            -            19,392,946

Investments in Geothermal Power Unit        -             602,280       (   46,613)(a)       555,667
Marketable securities                                      70,697            2,197 (a)        72,894

Net Property and Equipment                825,301           -                -               825,301

Other Assets                              184,248           -                -               184,248
                                     ------------     -----------      -----------      ------------
    Total Assets                     $ 19,142,008     $ 1,933,464      $(   44,416)     $ 21,031,056
                                     ============     ===========      ===========      ============

    Liabilities and Shareholders' Equity

Current Liabilities

Line of credit                       $  9,563,175     $     -          $     -          $  9,563,175
Accounts payable                        5,848,793          53,946            -             5,902,739
Other current liabilities               2,162,708           9,093            -             2,171,801
                                     ------------     -----------      -----------      ------------

    Total Current Liabilities          17,574,676          63,039            -            17,637,715

Deferred income taxes                       -              68,948       (   10,834)(a)        58,114
Deferred revenue                            -             852,535            -               852,535
                                     ------------     -----------      -----------      ------------
    Total Liabilities                  17,574,676         984,522       (   10,834)       18,548,364
                                     ------------     -----------      -----------      ------------
Shareholders' Equity

Common stock                            1,431,171          13,810       (1,374,176)(a)(b)     70,805
Additional paid-in capital                  -             600,411        1,675,315 (b)     2,275,726
Accumulated other comprehensive
  income                                    1,776           9,506       (    9,506)(b)         1,776
Retained Earnings                         197,385         325,215       (  325,215)(b)       197,385
                                     ------------     -----------      -----------      ------------
                                        1,630,332         948,942       (   33,582)        2,545,692
Less cost of treasury stock                63,000           -                 -               63,000
                                     ------------     -----------      -----------      ------------

    Total Shareholders' Equity          1,567,332         948,942       (   33,582)        2,482,692
                                     ------------     -----------      -----------      ------------


    Total Liabilities and
      Shareholders' Equity           $ 19,142,008     $ 1,933,464       (   44,416)     $ 21,031,056
                                     ============     ===========      ===========      ============

                                   EMTEC, INC.
                {Formerly AMERICAN GEOLOGICAL ENTERPRISES, INC.}
                        PRO FORMA STATEMENT OF OPERATIONS            (UNAUDITED)


                                              Historical

                                      Emtec, Inc.     Emtec, Inc.
                                      (New Jersey     (Delaware Corp)     Pro Forma       Pro Forma
                                      Corp)           (Formerly AGE)      Adjustments     Totals
                                      -----------     --------------      -----------     ------
Year Ended:                           March 31, 2000  December 31, 1999
----------                            --------------  -----------------

Total Revenues                        $ 100,752,490      $ 172,034          $  -        $100,924,524

Total Cost of Revenues                   88,109,628         86,058           (1,942)(c)   88,193,744
                                      -------------      ---------          -------     ------------
     Total Gross Profit                  12,642,862         85,976            1,942       12,730,780
                                      -------------      ---------          -------     ------------
Operating Expenses

Sales, general & administrative
  expenses                               10,890,841         79,560             -          10,970,401
Termination costs                            74,480           -                -              74,480
Interest expense                            679,286           -                -             679,286
Startup costs; E-Business                   355,933           -                -             355,933
                                      -------------      ---------          -------     ------------
     Total Operating Expenses            12,000,540         79,560             -          12,080,100
                                      -------------      ---------          -------     ------------
Income From Continuing
  Operations                                642,322          6,416            1,942          650,680
                                      -------------      ---------          -------     ------------
Other Income
Interest income                              -              31,838             -              31,838
Dividend income                              -              12,756             -              12,756
Royalties                                    -                 404             -                 404
                                      -------------      ---------          -------     ------------
     Total Other Income                      -              44,998             -              44,998
                                      -------------      ---------          -------     ------------
Income From Continuing
  Operations Before Income Taxes            642,322         51,414            1,942          695,678

Income taxes                                326,318          7,505              486(c)       334,309
                                      -------------      ---------          -------     ------------
Income From Continuing
  Operations, Net of Income Taxes           316,004         43,909            1,456          361,369

Loss from discontinued operations,
  net of income taxes                  (    618,030)          -                -        (    618,030)
Loss on sale of discontinued
  operations, net of income taxes      (        971)          -                -        (        971)
                                      -------------      ---------          -------    -------------
Net Income (Loss)                     $(    302,997)     $  43,909          $ 1,456    $(    257,632)
                                      =============      =========          =======    =============

Income per share
  from continuing operations                             $  0.032                      $       0.050
  (basic and diluted)

Net income (loss) per share                              $  0.032                      $(      0.036)
  (basic and diluted)

Weighted average number
  of shares outstanding                                  1,380,997                         7,254,493
  (basic and diluted)

                                   EMTEC, INC.
                {Formerly AMERICAN GEOLOGICAL ENTERPRISES, INC.}
                          PRO FORMA STATEMENT OF OPERATIONS          (UNAUDITED)



                                              Historical

                                                      Emtec, Inc.
                                   Emtec, Inc.        (Delaware Corp)     Pro Forma       Pro Forma
                                  (New Jersey Corp)   (Formerly AGE)      Adjustments     Totals
                                  -----------------   --------------      -----------     ------

Nine Months Ended:                 December 31, 2000  September 30, 2000
-----------------                  -----------------  ------------------
Total Revenues                        $71,088,731         $128,860          $  -         $71,217,591

Total Cost of Revenues                 62,563,857           64,605           (1,457)(c)   62,627,005
                                      -----------         --------          -------      -----------
     Total Gross Profit                 8,524,874           64,255            1,457        8,590,586
                                      -----------         --------          -------      -----------
Operating Expenses

Sales, general & administrative
  expenses                              7,607,758           27,151             -           7,634,909
Termination costs                          90,000             -                -              90,000
Interest expense                          554,917             -                -             554,917
Startup costs; E-Business                 909,573             -                -             909,573
                                      -----------         --------          -------      -----------
     Total Operating Expenses           9,162,248           27,151             -           9,189,399
                                      -----------         --------          -------      -----------

Income (Loss) From Continuing
  Operations                          (   637,374)          37,104            1,457      (   598,813)
                                      -----------         --------          -------      -----------

Other Income (Expense)

Legal settlement income, net of costs     175,110             -                -             175,110
Loss from marketable securities       (   149,285)            -                -         (   149,285)
Interest income                                             21,772             -              21,772
Dividend income                            -                 6,078             -               6,078
Royalties                                  -                    96             -                  96
                                      -----------         --------          -------      -----------
     Total Other Income (Expense)          25,825           27,946             -              53,771
                                      -----------         --------          -------      -----------

Income (Loss) From Continuing
  Operations Before Income Taxes      (   611,549)          65,050            1,457      (   545,042)

Income taxes                               -                16,940              364 (c)       17,304
                                      -----------         --------          -------      -----------
Income (Loss) From Continuing
  Operations, Net of Income Taxes     (   611,549)          48,110            1,093      (   562,346)

Loss from discontinued operations,
  net of income taxes                 (    63,916)            -                -         (    63,916)
Loss on sale of discontinued
  operations, net of income taxes          -                  -                -               -
                                      -----------         --------          -------     ------------

Net Income (Loss)                    $(   675,465)        $ 48,110          $ 1,093     $(   626,262)
                                     ============         ========          -------     ------------

Income (loss) per share from
  continuing operations                                   $  0.035                      $(     0.079)
  (basic and diluted)

Net income (loss) per share                               $  0.035                      $(     0.088)
  (basic and diluted)

Weighted average number
  of shares outstanding                                   1,380,997                        7,080,498
  (basic and diluted)

                                   EMTEC, INC.
                (FORMERLY AMERICAN GEOLOGICAL ENTERPRISES, INC.)
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS         (UNAUDITED)



1.  Acquisition of Emtec, Inc. {NJ Corp}

    At January 17, 2001, Emtec, Inc. {NJ Corp} was acquired by American Geological Enterprises, Inc. ("AGE") through an exchange of stock at a ratio of .9753 shares of AGE stock for 1 share of Emtec, Inc. {NJ Corp} stock whereas AGE issued stock to the shareholders of the Emtec, Inc. {NJ Corp} in exchange for stock representing 100% of the outstanding shares of the Emtec, Inc. {NJ Corp}. Pursuant to the acquisition agreement, AGE changed its name to Emtec, Inc. and a majority of the directors and officers of the former AGE resigned in favor of the directors and officers of the Emtec, Inc. {NJ Corp}. Emtec, Inc. intends to seek a listing of its common stock on NASDAQ's Over-The-Counter Bulletin Board. Immediately after the transaction, the stock ownership of Emtec, Inc. {formerly AGE} was as follows:


                                                    Shares     Percent
                                                    ------     -------

         Original shareholders                    1,380,997      19.5
           (including public owners)

         Transaction brokers                        370,000       5.2

         Former shareholders of the Company       5,329,501      75.3
                                                  ---------     -----
         Total                                    7,080,498     100.0
                                                  =========     =====

    Because the former shareholders of the Emtec, Inc. {NJ Corp} acquired control of Emtec, Inc.{formerly AGE}, the transaction is considered a "reverse acquisition" by Emtec, Inc. {NJ Corp} for accounting purposes. The Company is treated as the accounting acquirer of Emtec, Inc. {formerly AGE}, the legal acquirer.

2.) Pro Forma Adjustments

       a.) The Company shall account for the reverse acquisition as a purchase under Accounting Principles Board Opinion No. 16 "Business Combinations" (APB No. 16). APB No. 16 states that assets acquired for issuances of stock should be stated at "cost" when acquired and cost may be determined by the fair value of the consideration given or by the fair value of the property acquired, whichever is more clearly evident. Due to inactive trading of Company stock, the Company has determined cost based upon the fair value of the property acquired including direct costs of acquisition. Pro forma adjustments pertaining to the costs of purchase of the assets and liabilities of Emtec, Inc. {formerly AGE} and the effect of the measurement of fair value on the net deferred tax liability are presented on the pro forma balance sheet.

       b.) A pro forma adjustment is presented on the pro forma balance sheet to reflect the change of the capital structure of Emtec, Inc. {NJ Corp} to correspond with the capital structure of its legal parent company, Emtec, Inc. {formerly AGE}. Common stock is stated based upon pro forma outstanding shares and the par value per share of the legal parent company. Pro forma retained earnings are those of Emtec, Inc. {NJ Corp}, the accounting acquirer.

       c.) A pro forma adjustment is presented in the pro forma statements of operations to account for the reduction in amortization expense attributable to the determination of the purchase cost of the investment in geothermal power unit as an amount below its prior balance sheet value. The tax effect of the amortization reduction is also presented as a pro forma adjustment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report, or amendment thereto, to be signed on its behalf by the undersigned thereunto duly authorized.


                                                Emtec, Inc.
                                                     (Registrant)



Date: March 29, 2001                            By:   /s/ John Howlett
                                                    ----------------------------
                                                      John Howlett
                                                      President